EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2011, relating to the consolidated financial statements of Hansen Medical, Inc. for the year ended December 31, 2010 and the effectiveness of Hansen Medical, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

San Francisco, California

January 6, 2012